UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 14, 2007 (August 9, 2007)

Tredegar Corporation
(Exact Name of Registrant as Specified in its Charter)

Virginia	1-10258	54-1497771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Boulders Parkway Richmond, Virginia	23225
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (804) 330-1000

___________________________________________________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At its August 9, 2007 meeting, the Executive Compensation Committee of the Board of Directors (the “Compensation Committee”) of Tredegar Corporation (the “Corporation”) approved the grant of performance units under the 2004 Equity Incentive Plan to John D. Gottwald. The Compensation Committee established 2008 financial performance targets based on an economic profit added metric for the Corporation whereby Mr. Gottwald is eligible to receive 30,000 shares of the Corporation’s common stock, 24,000 shares of the Corporation’s common stock or 18,000 shares of the Corporation’s common stock depending on whether pre-established performance criteria for 2008 are satisfied. If the achievement of the performance criteria falls between the threshold and midpoint or between the midpoint and maximum, the shares awarded will be determined ratably. If the performance threshold is not achieved, there will be no award. If the performance criteria for 2008 are satisfied, the shares will vest on June 30, 2009. A copy of the form of Notice of Stock Unit Award and Stock Unit Award Terms and Conditions for this grant was previously filed as Exhibit 10.23 to the Current Report on Form 8-K filed on June 26, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 14, 2007	TREDEGAR CORPORATION By: /s/ McAlister C. Marshall, II —————————————— McAlister C. Marshall, II Vice President, General Counsel and Secretary